Exhibit 10.10

STOCK ISSUANCE AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ACCORDINGLY, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. IN ADDITION, THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY.

THIS STOCK ISSUANCE AGREEMENT (the “Agreement”) is made effective as of September 10, 2020, by and among Monogram Orthopaedics Inc., a Delaware corporation (the “Company”), and the Icahn School of Medicine at Mount Sinai, a New York not-for-profit education corporation

(the “Recipient”).

RECITALS

WHEREAS, the Company and the Recipient entered into that certain Exclusive License Agreement effective as of October 3, 2017 (“Initial License Agreement”), as amended by Amendment No. 1 to the Initial License Agreement, effective as of March 26, 2019 (“Amendment No. 1”), and as further amended by Amendment No. 2 to the Initial License Agreement, effective as of July 5, 2019 (“Amendment No. 2”, together with the Initial License Agreement and Amendment No. 1, collectively, the “License Agreement”);

WHEREAS, Section 6.1 of the Initial License Agreement required that the Company issue shares of the Company’s Equity Securities (as defined in the Initial License Agreement) representing twelve percent (12%) of the Pro Forma Fully-Diluted Equity (as defined in the Initial License Agreement) to the Recipient within sixty (60) days of the effective date of the Initial License Agreement;

WHEREAS, the Company did not issue shares of Equity Securities to the Recipient within sixty (60) days of the Effective Date of the Initial License Agreement and the Company and the Recipient entered into Amendment No. 2 to (i) extend the deadline to issue the Equity Securities to the Recipient to July 1, 2019 and (ii) require that the Company and the Recipient enter into a purchase agreement within ninety (90) days after the issuance of the Equity Securities to the Recipient;

WHEREAS, the Company issued 604,763 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock) on June 28th, 2019 and 519,831 shares of the Company’s common stock, par value $0.001 per share on July 9th, 2020 of the Company’s common stock, par value $0.001 per share to the Recipient for a total of 1,124,594 shares, as documented on the Company’s stock ledger and as evidenced by share certificate no. 1 and no. 2 delivered to the Recipient;

WHEREAS, the Company and the Recipient did not enter into a purchase agreement for the shares of Common Stock issued to the Recipient in accordance with Section 6.3 of the License Agreement; and

WHEREAS, the Company and the Recipient now desire to enter into definitive written purchase agreement to satisfy the requirements of Section 6.3 of the License Agreement and to memorialize and confirm the issuance of the shares of Common Stock to the Recipient in accordance with the terms and conditions of the License Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and other good and valuable consideration had and received, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:

1. Issuance of Common Stock.

(a)Original Issuance of the Shares. The Company issued 604,763 shares of the Company’s common stock, par value $0.001 per share on June 28th, 2019 and 519,831 shares of the Company’s common stock, par value $0.001 per share on July 9th, 2020 (the “Original Issue Dates”) of the Company’s common stock, par value $0.001 per share to the Recipient for a total of 1,124,594 shares (the “Shares”) as consideration for the Recipient entering into the License Agreement. As of the Original Issue Dates, the Shares represented 12% of the Pro Forma Fully-Diluted Equity.

(b)Anti-Dilution Protection Shares. In accordance with Section 6.1 of the License Agreement, the Company previously issued a total of 1,124,594 shares of Common Stock (the “Anti-Dilution Shares”) to the Recipient in two issuances, 604,763 shares on June 28th, 2019 and and 519,831 shares on July 9th, 2020 in connection with the offering of shares of the Company’s capital stock under Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). As of June 11th, 2020 (the “Anti-Dilution Date”), the Anti-Dilution Shares and the Shares collectively represented 12% of the Pro Forma Fully-Diluted Equity. As of the date of this Agreement, the Company has received $16,720,568 dollars in cash in exchange for its Equity Securities and as of the date of this Agreement has received cash in excess of the Threshold (as defined in the License Agreement).

(c)Certificates. The Company has delivered to the Recipient two certificates representing the Shares.

2. Representations and Warranties of the Company.

The Company represents and warrants to Recipient that the following representations and warranties are true and complete in all material respects as of the date of this Agreement, except as otherwise indicated herein. For purposes of this Agreement, an individual shall be deemed to have “knowledge” of a particular fact or other matter if such individual is actually aware of such fact. The Company will be deemed to have “knowledge” of a particular fact or other matter if one of the Company’s current officers has, or at any time had, actual knowledge of such fact or other matter.

(a)Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets, to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)Capitalization.

(i)The authorized and outstanding capital stock of the Company as of September 10th, 2020 consists of:

(A)

22,000,000 shares of Common Stock are authorized, 4,836,935 shares of which are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws; and

(B)

13,500,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”) are authorized, including 5,500,000 shares of Series A Preferred Stock are authorized, 4,897,559 of which are issued and outstanding as of the date of this Agreement and 8,000,000 shares of Series B Preferred Stock are authorized, none of which are issued and outstanding as of the date of this Agreement.

(ii)The Company has reserved 2,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its stock option plan duly adopted by the Board of Directors and approved by the Company stockholders (the “Stock Plan”). Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 1,350,857 shares have been granted and are currently outstanding, and 649,143 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. Further, the Company has issued to ZB Capital Partners LLC and Pro-Dex, Inc. warrants to acquire shares of the Company’s capital stock (the “Warrants”). As of the date of this Agreement, the shares issuable following the exercise of the Warrants are 272,973, and 597,872, respectively. Except for the awards granted pursuant to the Stock Plan and as set forth in this Section 2(b)(ii), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

(c)Authority for Agreement. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the issuance and delivery of the Common Stock) are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company’s board of directors and stockholders. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the performance of all obligations of the Company under this Agreement (including the issuance and delivery of the Common Stock) has been taken. Upon full execution hereof, this Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d)Valid Issuance of Shares of Common Stock. The shares of Common Stock, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, were validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Recipient. Assuming the accuracy of the representations of the Recipient in Section 3 of this Agreement, the shares of Common Stock were issued in compliance with all applicable federal and state securities laws.

(e)No filings. Assuming the accuracy of the Recipients’ representations and warranties set forth in Section 3 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing, qualification or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the execution, delivery and performance by the Company of this Agreement except (i) for such filings as may be required under Section 4(a)(2) of the Securities Act or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii)    where the failure to obtain any such order, license, consent, authorization, approval or exemption or give any such notice or make any filing or registration would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(f)Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (i) against the Company, (ii) against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company, (iii) that questions the validity of this Agreement or to consummate the transactions contemplated hereby or (iv) that could otherwise materially impact the Company. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or key employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or key employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

(g)No Infringement of Intellectual Property. No product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party.

(h)Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (x) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (y) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

(i)Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

(j)Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a material adverse effect on the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.Representations and Warranties of Recipient. By executing this Agreement, Recipient represents and warrants, which representations and warranties are true and complete in all material respects as of the date of this Agreement:

(a)Requisite Power and Authority. Recipient has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and other agreements required hereunder and to carry out their provisions. All action on Recipient’s part required for the lawful execution and delivery of this Agreement (including internal authorizations) have been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Recipient, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)Recipient Representations. Recipient understands that the issuance of the shares of Common Stock has not been registered under the Securities Act. Recipient also understands that the shares of Common Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Recipient’s representations contained in this Agreement. Recipient understands that the shares of Common Stock are “restricted securities” as that term is defined by Rule 144 under the Securities Act, and that Recipient may only resell such shares of Common Stock in a transaction registered under the Securities Act or subject to an available exemption therefrom, and in accordance with any applicable state securities laws. Recipient acknowledges that any physical certificate representing the shares of Common Stock may bear a legend to this effect.

(c)Receive Entirely for Own Account. This Agreement is made with the Recipient in reliance upon the Recipient’s representation to the Company, which by the Recipient’s execution of this Agreement, the Recipient hereby confirms, that the shares of Common Stock acquired by the Recipient will be acquired for investment for the Recipient’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Recipient has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Recipient further represents that the Recipient does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the shares of Common Stock issued pursuant to this Agreement. The Recipient has not been formed for the specific purpose of acquiring the shares of Common Stock.

(d)Illiquidity and Continued Economic Risk. Recipient acknowledges and agrees that there is no ready public market for the Common Stock and that there is no guarantee that a market for their resale will ever exist. Recipient must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Common Stock on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Common Stock. Recipient acknowledges that Recipient is able to bear the economic risk of losing the entire value of the shares of Common Stock owned by Recipient.

(e)Sophisticated Investor Status. Recipient represents that Recipient is a sophisticated investor. Recipient represents that to the extent it has any questions with respect to its status as a sophisticated investor, it has sought professional advice. Recipient represents that is has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company.

4.Governing Law; Jurisdiction. This Purchase Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

5.Notices. Notice, requests, demands and other communications relating to this Purchase Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties included in the signature line to this Agreement, or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.

6.Miscellaneous.

(a)All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b)The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective its successors and assigns of the parties.

(c)None of the provisions of this Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Recipient.

(d)In the event any part of this Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(e)The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f)This Agreement and the License Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(g)The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(h)The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(i)This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(j)If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Common Stock shall be immediately subject to this Agreement, to the same extent that the Common Stock, immediately prior thereto, shall have been covered by this Agreement.

(k)No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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IN WITNESS WHEREOF, the parties have executed this Stock Issuance Agreement as of the date first written above.

MONOGRAM ORTHOPAEDICS INC.

By:	/s/ Benjamin Sexson
Name:	Benjamin Sexson
Title:	CEO
Address:	3913 Todd Lane, Suite 307
Austin, TX 78744

ICAHN SCHOOL OF MEDICINE AT MOUNT SINAI

By:	/s/ Erik Lium
Name:	Erik Lium
Title:	Executive Vice President
Address:	One Gustave L. Levy Place,
New York, NY 10029